Exhibit 99.1

Comera Life Sciences Reports Financial Results for

Third Quarter 2022 and Business Highlights

– Extended and broadened its ongoing research collaboration with Regeneron, a leading U.S. biotechnology company –

– Announces CLS-001 as subcutaneous formulation of vedolizumab, a currently marketed monoclonal antibody for the treatment of inflammatory bowel disease (IBD) –

WOBURN, Mass.—November 10, 2022— Comera Life Sciences Holdings, Inc. (Nasdaq: CMRA), a life sciences company developing a new generation of bio-innovative biologic medicines to improve patient access, safety, and convenience, today reported financial results for the quarter ended September 30, 2022 and provided a business update.

“We are extremely pleased with our progress this quarter. We have made significant advancements in strengthening our internal pipeline, team and capabilities, highlighted by a recent extension and expansion of one of our noteworthy biotechnology partnerships,” said Jeffrey Hackman, Chairman and Chief Executive Officer of Comera. “We continue to execute on our long-term strategy to leverage our SQore™ platform to transform the delivery of biologics from intravenous to subcutaneous form, and achieve our mission of reducing healthcare costs and improving patient quality of life by offering treatments that support greater independence while also creating value for our shareholders.”

3Q 2022 and Recent Business Highlights

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Recently, Comera extended and broadened its ongoing research collaboration with Regeneron, a leading U.S. biotechnology company. The partnership includes a right to negotiate a license after further technical evaluation is complete.

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Today, Comera is introducing its lead pipeline candidate CLS-001 as a subcutaneous (SQ) formulation of vedolizumab, a currently marketed product for the treatment of IBD including Crohn’s disease and ulcerative colitis. Comera believes that a SQ formulation of vedolizumab could have significant advantages for patients and the healthcare system, compared to the current intravenous (IV) formulation.

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In July 2022, Comera announced favorable topline results from its SEQURUS-1 study. The results of this preclinical study provide supportive evidence of safety of Comera’s lead caffeine-based SQore excipient when administered as a SQ biologic drug product formulation with a monoclonal antibody (mAb). SEQURUS-1 demonstrated no evidence of local or systemic toxicity of caffeine when administered subcutaneously with ipilimumab, a mAb therapy that works to activate the immune system by targeting CTLA-4 to treat melanoma, in animals. Furthermore, a rapid clearance of caffeine was seen within eight hours from test animals, in line with modeled predictions. Initial data also demonstrate no evidence of caffeine impact on ipilimumab absorption.

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In August 2022, Comera announced entry into a purchase agreement with Arena Business Solutions Global SPC II, Ltd. (Arena) for up to $15 million of the Company’s common stock, with an option to increase to $30 million. The equity line of credit will be used to invest in Comera’s pipeline and proprietary SQore platform. Comera has the right to sell to Arena up to $15 million worth of shares, in its sole discretion, over a 36-month period subject to certain limitations.

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In October 2022, Comera announced the expansion of its Woburn, Mass. facility. The expanded facility spans over 5,000 square feet and includes additional laboratory space for research and development (R&D) activities as well as new executive offices. The increased footprint will allow the company to double its workforce in the coming years.

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In October 2022, Comera announced favorable safety and pharmacokinetic results from its SEQURUS-2 study. Together with the SEQURUS-1 study, the SEQURUS-2 data demonstrate no evidence of local or systemic toxicity of caffeine in animals when administered subcutaneously with ipilimumab. Additionally, the results establish that caffeine had no impact on ipilimumab half-life and no effect on pharmacokinetic data for both the IV and SQ groups.

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In November 2022, Comera appointed Janice Marie McCourt as Chief Business Officer. In her role at Comera, Ms. McCourt will be responsible for business development, including evaluation and execution of out-licensing, in-licensing and strategic transaction opportunities, and driving the execution of the Company’s commercial strategy. Ms. McCourt brings more than 30 years of biotechnology and pharmaceutical experience.

Third Quarter 2022 Financial Results

Comera reported revenues of $235 thousand for the three months ended September 30, 2022, compared to $88 thousand for the same period in 2021, primarily related to an increase in research activities performed under customer contracts.

Cost of revenue totaled $61 thousand for the three months ended September 30, 2022, compared to $48 thousand for the same period in 2021.

R&D expenses totaled $395 thousand for the three months ended September 30, 2022, compared to $264 thousand for the same period in 2021, with the increase primarily related to expansion of R&D activities and higher employee related expenses.

General and administrative expenses totaled $2.3 million for the three months ended September 30, 2022, compared to $689 thousand for the same period in 2021, due primarily to an increase in expenses in connection with the Company’s growth and costs associated with transitioning to a public company.

Comera reported a net loss attributable to common stockholders of $3.2 million, or $0.20 loss per share for the three months ended September 30, 2022, primarily driven by increased expenses to support the Company’s growth and public company related costs, as compared to a net loss of $914 thousand, or $6.34 loss per share, for the same period in 2021.

Comera had $3.0 million in cash and receivables at September 30, 2022.

About Comera Life Sciences

Leading a compassionate new era in medicine, Comera Life Sciences is applying a deep knowledge of formulation science and technology to transform essential biologic medicines from intravenous (IV) to subcutaneous (SQ) forms. The goal of this approach is to provide patients with the freedom of self-injectable care, reduce institutional dependency and to put patients at the center of their treatment regimen.

To learn more about the Comera Life Sciences mission, as well as the proprietary SQore™ platform, visit https://comeralifesciences.com/.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including, but not limited to: risks that the recently completed business combination disrupts the Company’s current plans and ability to retain its employees; the Company’s ability to maintain the listing of its securities on the Nasdaq Capital Market; the effect of the COVID-19 pandemic on the Company’s business; the price of the Company’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which the Company plans to operate, variations in performance across competitors, changes in laws and regulations affecting the Company’s business and changes in the capital structure; the ability to implement business plans, forecasts, and other expectations and identify and realize additional opportunities; the risk of downturns and the possibility of rapid change in the highly competitive industry in which the Company operates; the risk that the Company and its current and future collaborators are unable to successfully develop and commercialize the Company’s products or services, or experience significant delays in doing so; the risk that we will be unable to continue to attract and retain third-party collaborators, including collaboration partners and licensors; the risk that the Company may never achieve or sustain profitability; the risk that the Company will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; the risk that the Company experiences difficulties in managing its growth and expanding operations; the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations; the risk that the Company is unable to secure or protect its intellectual property; the risk that the Company is unable to secure regulatory approval for its product candidates; general economic conditions; and other risks and uncertainties indicated in the Current Report on Form 8-K filed with the SEC on May 25, 2022 under “Risk Factors” and in other filings that have been made or will be made with the SEC. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Comera’s Current Report on Form 8-K filed with the SEC on May 25, 2022 and other documents filed by

Comera from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Comera assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Comera can give no assurance that it will achieve its expectations.

Contacts

Comera Investor

John Woolford ICR Westwicke John.Woolford@westwicke.com

Comera Press

Jon Yu ICR Westwicke ComeraPR@westwicke.com

COMERA LIFE SCIENCES HOLDINGS, INC.

BALANCE SHEETS

(unaudited)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$2,669,354	$6,510,140
Accounts receivable	293,821	—
Due from related parties	—	286
Prepaid expenses and other current assets	1,325,753	270,648

Total current assets	4,288,928	6,781,074
Restricted cash	50,000	50,000
Property and equipment, net	192,590	234,167
Right of use asset	362,401	320,373
Security deposit	43,200	32,200

Total assets	$4,937,119	$7,417,814

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$1,436,692	$416,941
Accrued expenses and other current liabilities	887,012	506,611
Insurance premium financing	911,124	—
Lease liability - current	195,253	121,552

Total current liabilities	3,430,081	1,045,104
Derivative warrant liabilities	331,612	—
Lease liability - noncurrent	171,596	201,504

Total liabilities	3,933,289	1,246,608

Commitments and contingencies
Series A convertible preferred stock	4,431,838	—
Convertible preferred stock	—	20,857,453
Stockholders’ equity (deficit):
Common stock, $0.0001 par value; 150,000,000 shares authorized; 16,653,466 and 308,443 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	1,665	31
Additional paid-in capital	28,511,656	2,213,547
Accumulated deficit	(31,941,329)	(16,899,825)

Total stockholders’ deficit	(3,428,008)	(14,686,247)

Total liabilities, convertible preferred stock and stockholders’ deficit	$4,937,119	$7,417,814

COMERA LIFE SCIENCES HOLDINGS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$234,922	$87,767	$476,982	$246,498
Cost of revenue	60,963	48,364	160,030	122,073
Operating expenses:
Research and development	394,800	263,620	1,250,570	1,262,329
General and administrative	2,314,554	689,483	8,027,316	2,373,621

Total operating expenses	2,709,354	953,103	9,277,886	3,635,950

Loss from operations	(2,535,395)	(913,700)	(8,960,934)	(3,511,525)
Other income (expense), net:
Change in fair value of derivative warrant liabilities	500,327	—	1,954,767	—
Reverse recapitalization issuance costs in excess of gross proceeds	—	—	(6,566,821)	—
Common stock purchase agreement issuance costs	(1,029,077)	—	(1,029,077)	—
Gain on debt extinguishment	—	—	—	160,588
Change in fair value of convertible notes	—	—	—	(76,738)
Interest expense	(12,696)	—	(12,773)	—
Other expense, net	—	—	(426,666)	—

Total other (expense) income, net	(541,446)	—	(6,080,570)	83,850

Net loss and comprehensive loss	(3,076,841)	(913,700)	(15,041,504)	(3,427,675)

Less: accretion of convertible preferred stock to redemption value	(86,816)	—	(287,984)	—

Net loss attributable to common stockholders or unit holders	$(3,163,657)	$(913,700)	$(15,329,488)	$(3,427,675)